UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant's telephone number, including area code)

_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2014 (the “Closing Date”), PositiveID Corporation (the “Company”) closed a financing transaction by entering into a Securities Purchase Agreement dated November 25, 2014 (the “Securities Purchase Agreement”) with Dominion Capital LLC (the “Purchaser”) for an aggregate subscription amount of $4,000,000 (the “Purchase Price”). Pursuant to the Securities Purchase Agreement, the Company shall issue a series of 4% Original Issue Discount Senior Secured Convertible Promissory Notes (collectively, the “Notes”) to the Purchaser. The Purchase Price will be paid in eight equal monthly tranches (each tranche shall be defined as a “Closing”) of $500,000. Each individual Note will be issued upon payment and will be amortized beginning six months after issuance, with amortization payments being 1/24th of the principal and accrued interest, made in cash or common stock at the option of the Company, on a semi-monthly basis, subject to certain conditions contained in the Securities Purchase Agreement. The amortization payments will begin to be due starting on the 15th day of the month immediately following the 6 month anniversary of the Closing Date. The Company also reimbursed the Purchaser $45,000 for legal fees and expenses from the proceeds of the first tranche. The use of proceeds from this financing are intended for the completion of the breadboard prototype of the Company’s Firefly Dx cartridge, restructuring of the Company’s existing convertible debt, and general working capital.

4% Original Issue Discount Senior Secured Convertible Promissory Notes

The total principal amount of the Notes are issued with a 4% original issue discount whereby the aggregate Principal Amount of the Notes is $4,000,000 but the aggregate, net purchase price of the Notes is $3,840,000. Each Note accrues interest at a rate equal to 12% per annum and the initial note has a maturity date of May 21, 2016. Each Note is convertible any time after its issuance date. The Purchaser has the right to convert any or all of the Notes into shares of the Company’s common stock at a fixed conversion price equal to 95% of the Daily VWAP on the Trading Day immediately prior to each of the relevant Closings. The Notes can be prepaid at any time upon 5 days’ notice to the Holder by paying an amount in cash equal to the outstanding principal and interest, and a 20% premium.

Security Agreement

In connection with the Company’s obligations under the Notes, the Company entered into a Security Agreement with the Purchaser, pursuant to which the Company granted a lien on all assets of the Company, subject to existing security interests (the “Collateral”), for the benefit of the Purchaser, to secure the Company’s obligations under the Notes. In the event of a default as defined in the Notes, the Purchaser may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

Subsidiary Agreement

In connection with the Company’s obligations under the Security Agreement with the Purchaser, pursuant to which the Company granted a lien on all assets of the Company, subject to existing security interests, under a Subsidiary Guaranty, each of our subsidiaries has guaranteed all of our obligations under the Notes.

The foregoing description of the terms of the Purchase Agreement, the Notes, the Security Agreement and the Subsidiary Guarantee do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements forms of which are filed as exhibits 4.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference. The Company engaged Aegis Capital Corp. as placement agent for this offering for a total fee of 10% of the gross cash proceeds from the Purchase Price.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits,

Exhibit Number	Description
4.1	4% Original Issue Discount Senior Secured Promissory Convertible Note, dated November 25, 2014, by and between PositiveID Corp and Dominion Capital LLC
10.1	Securities Purchase Agreement, dated November 25, 2014, by and between PositiveID Corp and Dominion Capital LLC
10.2	Security Agreement, dated November 25, 2014, by and among PositiveID Corp, all of the Subsidiaries of the Company and Dominion Capital LLC
10.3	Subsidiary Guarantee, dated November 25, 2014, made by the Subsidiaries in favor of Dominion Capital LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: November 26, 2014	By:	/s/ William J. Caragol
Name: William J. Caragol
Title: Chief Executive Officer